Exhibit 10.4
AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION

To:	Darden Restaurants, Inc.
From:	Wells Fargo Bank, National Association
Subject:	Accelerated Stock Buyback
Date:	September 23, 2014

The purpose of this amended and restated Supplemental Confirmation (this “Supplemental Confirmation”) is to amend and restate in its entirety the Supplemental Confirmation, dated as of July 31, 2014, entered into between Wells Fargo Bank, National Association (“Dealer”) and Darden Restaurants, Inc. (“Counterparty”) (together, the “Contracting Parties”) for the Transaction entered into between the Contracting Parties on the Trade Date specified below (the “Original Supplemental Confirmation”). Upon the execution of this Supplemental Confirmation, this Supplemental Confirmation will supersede and replace the Original Supplemental Confirmation in its entirety. All references to the Original Supplemental Confirmation in the Agreement, the Master Confirmation or in any other documentation between the Contracting Parties regarding the Transaction shall be to this amended and restated Supplemental Confirmation. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below and the date hereof.
1.    This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of July 31, 2014 between the Contracting Parties, as amended on September 23, 2014 and as may be further amended from time to time (the “Master Confirmation”). All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.    The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	July 31, 2014
Forward Price Adjustment Amount:	USD 0.43
Calculation Period Start Date:	August 1, 2014
Scheduled Termination Date:	December 4, 2014
First Acceleration Date:	September 30, 2014
Prepayment Amount:	USD 250,000,000
Prepayment Date:	August 5, 2014

Initial Shares:
4,318,721 Shares; provided that if, in connection with the Transaction, Dealer is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Dealer is able to so borrow or otherwise acquire; provided further that if the Initial Shares are reduced as provided in the preceding proviso, then Dealer shall use commercially reasonable efforts to borrow or otherwise acquire an additional number of Shares equal to the shortfall in the Initial Shares delivered on the Initial Share Delivery Date and shall deliver such additional Shares as promptly as practicable, and all Shares so delivered shall be considered Initial Shares.

Initial Share Delivery Date:	October 1, 2014
Ordinary Dividend Amount:	For any calendar quarter, USD 0.55
Scheduled Ex-Dividend Dates:	October 10, 2014
Termination Price:	USD 23.16 per Share
Additional Relevant Days:	The 3 Calculation Dates immediately following the Calculation Period.
Maximum Number of Shares:	107,968,041

3.    Calculation Dates:

1.	August 1, 2014	2.	August 5, 2014	3.	August 7, 2014
4.	August 11, 2014	5.	August 13, 2014	6.	August 15, 2014
7.	August 19, 2014	8.	August 21, 2014	9.	August 25, 2014
10.	August 27, 2014	11.	August 29, 2014	12.	September 3, 2014
13.	September 5, 2014	14.	September 9, 2014	15.	September 11, 2014
16.	September 15, 2014	17.	September 17, 2014	18.	September 19, 2014
19.	September 23, 2014	20.	September 25, 2014	21.	September 29, 2014
22.	October 1, 2014	23.	October 3, 2014	24.	October 7, 2014
25.	October 9, 2014	26.	October 13, 2014	27.	October 15, 2014
28.	October 17, 2014	29.	October 21, 2014	30.	October 23, 2014
31.	October 27, 2014	32.	October 29, 2014	33.	October 31, 2014
34.	November 4, 2014	35.	November 6, 2014	36.	November 10, 2014
37.	November 12, 2014	38.	November 14, 2014	39.	November 18, 2014
40.	November 20, 2014	41.	November 24, 2014	42.	November 26, 2014
43.	December 1, 2014	44.	December 3, 2014

4.    Counterparty represents and warrants to Dealer that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.
5.    This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer
Yours sincerely,
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director
Agreed and Accepted By:
DARDEN RESTAURANTS, INC.
By: /s/ William R. White, III
Name: William R. White, III
Title: SVP and Treasurer

[Signature Page to Amended and Restated Supplemental Confirmation]